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                                                                    EXHIBIT 23.2

                    CONSENT OF IDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 1999 included in Friede Goldman Halter, Inc.'s (formerly Friede Goldman International Inc.) Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

                                          Arthur Andersen LLP

New Orleans, Louisiana
June 13, 2000